UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2022

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5294 Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

US 9077112v.3

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Power Plant Operations Update

Stronghold Digital Mining Inc.’s (the “Company”) Panther Creek Power Plant (“Panther Creek”) experienced approximately 205 hours, equivalent to approximately 8.5 days, of unplanned downtime in the month of June. On June 8, 2022, a storm caused a tree to fall on a transmission line, causing a two-day outage. Following the transmission line repair, the outage was extended by an additional two days due to a third-party maintenance issue on a breaker coil that was repaired by June 11th.  On June 13th, Panther Creek experienced additional downtime as a result of a steam valve issue that caused Panther Creek to trip offline. The steam valve issue was resolved on June 16th. The Company estimates the financial impact of the June outages to be lost revenue of $1.8 million during the second quarter and a net income impact of $1.4 million.  Since the outages, from June 21-July 20, Panther Creek has generated 54,606 megawatt hours out of a possible 57,600 megawatt hours, which equates to a capacity factor of approximately 94%.

RegA Certification

Each of Panther Creek and the Company’s Scrubgrass Power Plant (“Scrubgrass”) achieved accreditation by PJM Interconnection LLC (“PJM”) as a RegA power source. RegA is a fleet level regulation signal sent by PJM to traditional units aimed at being a reliability product that corrects for short-term changes in electricity use that might affect the stability of the PJM grid. PJM is one of the largest wholesale electricity markets in the world and coordinates the movement of wholesale electricity in all or parts of 13 states and the District of Columbia. The RegA accreditation was achieved after each of Scrubgrass and Panther Creek was able to pass the PJM grid’s RegA tests, which demonstrate a plant’s ability to rapidly send power to the PJM grid when the PJM grid calls for power. The Company believes that the certification further solidifies the Company’s ability to stabilize the PJM grid during periods of high demand by acting as a near immediate grid resource. The Company utilizes proprietary technology that allows each of Scrubgrass and Panther Creek to switch its power from its Bitcoin miners to the PJM grid within minutes.

Bitcoin Mining Operations Update

The Company’s mining operations improved during the second quarter of 2022, receiving awards of approximately 637 gross Bitcoin, a 45% increase from the 438 gross Bitcoin awarded during the first quarter of 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRONGHOLD DIGITAL MINING, INC.

By: /s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer and Co-Chairman
Date: July 25, 2022